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                                                                   EXHIBIT 10.16

                                                            U.S.A.


                              RENEWAL AND AMENDMENT
                              OF LICENSE AGREEMENT


                THIS RENEWAL AND AMENDMENT AGREEMENT effective as of the 1st day of February, 1998 by and between PepsiCo, Inc., a corporation of the State of North Carolina, with its principal place of business at 700 Anderson Hill Road, Purchase, New York 10577, U.S.A. (hereinafter referred to as "LICENSOR") and Littlefield Adams & Co., a corporation of the State of New Jersey, with its principal place of business at 6254 Executive Blvd., Huber Heights, Ohio 45424 (hereinafter referred to as "LICENSEE").

               WHEREAS, LICENSOR and LICENSEE are parties to a certain License Agreement dated February 1, 1996, amended on October 1, 1996, and wish to renew and amend said Agreement only as specifically set forth below; without modifying, changing or otherwise amending any other provisions of said Agreement, and therefore the parties agree as follows:

         To renew for two (2) years, namely, February 1, 1998 through January 31, 2000.

                IN WITNESS WHEREOF, the parties hereto have executed this Renewal Agreement effective as of the date and year first set forth hereinabove.

PepsiCo, Inc. (LICENSOR)


By: /s/ William S. Finkelstein
Name: William S. Finkelstein
Title: Vice President



Littlefield Adams & Co. (LICENSEE)


By: /s/ Michael B. Balber
Name: Michael B. Balber
Title: Executive Vice President